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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We hereby consent to the use in the prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-1 of our report dated August 21, 1997 relating to the financial statements of Mannatech, Incorporated, which appears in such prospectus. We also consent to the references to us under the headings "Selected Financial Data" and "Experts" in such prospectus. However, it should be noted that Belew Averitt LLP has not prepared or certified such "Selected Financial Data."

/s/ Belew Averitt LLP
_____________________________________
Belew Averitt LLP

Dallas, Texas

August 9, 1999